UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Except for historical information contained in this current report, the matters set forth in this current report and in the exhibits contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks described from time to time in the registrant’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent filings. The forward-looking statements are based on current information that is likely to change and speaks only as of the date hereof.

Item 8.01.	Other Events.

We are filing the following information with the SEC for the purpose of updating our publicly disclosed description of our risk factors.

As used herein, the words “we,” “us,” “our,” and “Verenium” refer to Verenium Corporation, unless explicitly noted otherwise.

Risk Factors

You should consider carefully the following risk factors, together with all of the other information included in this current report. If any of such risks actually occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. The risks and uncertainties described below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 in Item 1A under “Risk Factors,” and as updated in any future filings we make with the SEC, are not the only ones facing us. Additional risks and uncertainties, not presently known to us, or that we currently see as immaterial, may also harm our business.

Conversion of the 8% senior convertible notes, and exercise of related warrants and issuance of shares of common stock in payment of interest thereunder will significantly dilute the ownership interest of existing stockholders.

The conversion or exercise of some or all of the 8% senior convertible notes and related warrants, respectively, and the issuance of shares of common stock in payment of interest under such notes, could significantly dilute the ownership interests of existing stockholders. In addition, the conversion price of the 8% senior convertible notes is subject to full ratchet anti-dilution protection and a reset provision, whereby, if the volume weighted average price of our common stock during the 7 trading days prior to the one-year anniversary of the issuance of the notes is less than $3.55 per share, the conversion price will reset to the greater of $2.13 per share or 115% of the volume weighted average price of the common stock at that time, and the related warrants are subject to weighted-average anti-dilution protection. Any sales in the public market of the common stock issuable upon such conversion or exercise or as interest shares could adversely affect prevailing market prices of our common stock. Moreover, the existence of the 8% senior convertible notes may encourage short selling by market participants because the conversion of such notes could be used to satisfy short positions, or the anticipated conversion of such notes into shares of our common stock could depress the price of our common stock.

The covenants in the 8% senior convertible notes restrict our financial and operational flexibility.

We are subject to certain covenants under the 8% senior convertible notes that restrict our financial and operational flexibility. For example, we are restricted from incurring additional indebtedness (other than certain project financing debt and up to $15 million principal amount of additional indebtedness, subject to increase in certain circumstances based on the closing sale price of our common stock) . In addition, if we sell, transfer or dispose of any part of our specialty enzymes business unit (other than sales or licenses in the ordinary course of business and other than any sales, dispositions or other transfers, in one or a series of related transactions, providing for gross proceeds of $1 million or less), we are required to deposit cash in a restricted cash account for the benefit of the holders of the 8% senior convertible notes in an amount equal to the lesser of 50% of the total consideration received for such sale, transfer or disposition and 50% of the then outstanding principal amount of the 8% senior convertible notes. The obligation to make such a deposit terminates when the closing sale price of our common stock exceeds $7 per share for 30 consecutive trading days, the average daily trading volume for such period is at least $2 million and all shares issuable upon conversion of the notes are registered for resale pursuant to effective registration statements or freely saleable during such period. As a result of these covenants, our ability to finance our operations through the incurrence of additional debt or the sale of our specialty enzymes business unit is limited. The 8% senior convertible notes also include a covenant prohibiting us from repaying, redeeming, restructuring or modifying our 5.5% convertible senior notes due 2027. As a result of this covenant, we will likely be unable to refinance the 5.5% convertible senior notes due 2027 without a concurrent refinancing of the 8% senior convertible notes.

Our high level of debt limits our ability to fund general corporate requirements, limits our flexibility in responding to competitive developments and increases our vulnerability to adverse economic and industry conditions.

Our total consolidated long-term debt as of April 1, 2008, which includes our 5.5% convertible senior notes, the 8% senior convertible notes and debt under our secured credit facility with Comerica Bank, was approximately $172.5 million and represented approximately 65% of our total capitalization as of that date.

Our level of indebtedness could have important adverse consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the 5.5% Notes, 8% senior convertible notes and our other outstanding debt;

•

reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industries in which we operate and the general economy; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.

Moreover, if we fail to make any required payments under our debt, or otherwise breach the terms of our debt, a substantial portion of our debt could be subject to acceleration. In such a situation, it is unlikely we would be able to repay the accelerated debt.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: April 8, 2008	By:	/s/ John A. McCarthy, Jr.
	Name:	John A. McCarthy, Jr.
	Title:	Executive Vice President and Chief Financial Officer